EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 USC. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Boulevard Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen S. Trevor, Chief Executive Officer, President and Secretary of the Company, and Thomas Larkin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing

Dated: May 15, 2014	/s/ Stephen S. Trevor
Stephen S. Trevor
Chief Executive Officer, President and Secretary
(Principal executive officer)

Dated: May 15, 2014	/s/ Thomas Larkin
Thomas Larkin
Chief Financial Officer
(Principal financial and accounting officer)